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                                                                   EXHIBIT 99.2


                                     [LOGO]


                      [THE SPORTS CLUB COMPANY LETTERHEAD]



For Immediate Release:                           Contact:  Lois Barberio
---------------------                            -------   Corporate Secretary
                                                           (310) 479-5200


                        THE SPORTS CLUB COMPANY ANNOUNCES
                    OPENING OF NEW YORK'S THE SPORTS CLUB/LA


Los Angeles, CA (February 16, 2000) - The Sports Club Company, Inc. (AMEX: SCY) today announced the opening of New York's The Sports Club/LA at Rockefeller Center. The 90,000 square foot Club at 630 Fifth Avenue offers an unprecedented state-of-the-art fitness environment, including a 12,000 square foot fully equipped gym, a 4,000 square foot Cardiovascular Center, a Flexibility/Balance Center, award-winning group exercise programs including REV cycling, Pilates and BodyMind classes, Club Concierge, The Sports Club/LA Splash cityspa offering the best in day spa and salon services, and Pulse Bar and Grill overlooking the skating rink in Rockefeller Plaza.

The Sports Club/LA debuts the Company's second luxury club in New York with the third - The Sports Club/LA on the Upper East Side - to open later this year. Additionally, The Sports Club/LA is currently under construction in Washington D.C., Boston and San Francisco.

The Sports Club Company is the premier operator of five-star sports and fitness complexes in the country, including its flagship property The Sports Club/LA in Los Angeles, and Reebok Sports Club/NY in Manhattan.





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